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                                                                  Exhibit 10.5

                               PROMISSORY NOTE


$30,000,000.00                                               December 27, 1994


  FOR VALUE RECEIVED, CENTURY STONEY GREENS, L.P., a California limited partnership ("Borrower"), whose address is 5665 Northside Drive, N.W., Atlanta, Georgia 30328, Attn: Peter Braverman, promises to pay USL CAPITAL CORPORATION, a Delaware corporation ("Holder"), or order, at P.O. Box 70999, Chicago, Illinois 60673-0999, or at such other place as Holder may from time to time in writing designate, in lawful money of the United States of America, the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00) or such other sum as may be the total amount outstanding pursuant to this Note, on or before the Maturity Date (as hereinafter defined), together with accrued interest on the principal balance outstanding from time to time, in like money, from the date of this Note until fully repaid at the rates hereinafter set forth. The initial advance under this Note is $30,000,000.00. Interest shall be computed and shall accrue on the principal amount from time to time outstanding from the date hereof to and including the Maturity Date at a rate per annum equal to the Applicable Interest Rate (as hereinafter defined) from time to time in effect.

  1. Definitions. As used herein, the terms "Borrower" and "Holder" have the meanings assigned in the preceding paragraph, and the following terms have the following meanings:

      (a) "Applicable Interest Rate" shall mean a rate per annum equal to the lesser of (i) the LIBOR Rate plus three and three-quarters percent (3.75%) from time to time in effect or (ii) the Maximum Rate (as hereinafter defined).

      (b)  "Applicable Payment Rate" shall mean a rate equal to the greater of
    (i) the Applicable Interest Rate or (ii) the Collection Rate (as hereinafter defined). For purposes hereof, the "Collection Rate" shall mean eight and three-quarters percent (8.75%) per annum for the period from the initial funding of this Note through December 31, 1996; nine percent (9.00%) per annum for the period from January 1, 1997 through December 31, 1998; nine and one-quarter percent (9.25%) per annum for the period from January 1, 1999 through the Maturity Date (as hereinafter defined). To the extent the Applicable Interest Rate in any given month is less than the Collection Rate in any given month, then the difference (the "Surplus") between the amount calculated at the Collection Rate and the amount calculated at the Applicable Interest Rate, will be paid as a mandatory principal reduction of the Principal Balance (as hereinafter defined), without premium or penalty.

      (c) "Deed of Trust" shall mean individually and collectively, those certain Deeds of Trust, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement, dated as of even date with this Note, from Borrower to the trustee specified therein, in trust for Holder, covering certain real and personal property described therein situated in the Counties of Dallas and Travis, State of Texas, and Maricopa County, Arizona, respectively.

      (d) "Default Rate" shall mean a rate per annum equal to the lesser of (i) five percent (5%) plus the Applicable Interest Rate in effect from time to time, or (ii) the Maximum Rate (as hereinafter defined).

      (e) "Event of Default" shall have the meaning assigned to such term in the Deed of Trust.

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      (f)  "LIBOR Rate" shall mean the average of interbank offered rates for three-month dollar deposits in the London market based on quotations at five major banks, as published from time to time in The Wall Street Journal. If The Wall Street Journal ceases to publish such a compilation of interbank offered rates, or if The Wall Street Journal ceases to be published, then the Holder shall propose a substitute method of determining the interest rate generally known as the three-month LIBOR rate, which method, absent manifest error, shall be binding on Holder and Borrower.

      (g) "Loan" shall mean the $30,000,000.00 loan made by Holder to Borrower evidenced by this Note.

      (h) "Maturity Date" shall mean the earlier to occur of (i) five (5) years less one day from the date hereof, or (ii) the date on which the entire principal amount evidenced by this Note and all accrued interest thereon shall be paid or be required to be paid in full, whether by prepayment, acceleration or otherwise.

      (i) "Maximum Rate" shall mean the higher of the maximum interest rate allowed by applicable United States or Texas law, as amended from time to time, in effect on the date for which a determination of interest accrued hereunder is made. Holder hereby discloses that for purposes of determining the highest lawful rate under the laws of the State of Texas, the "quarterly ceiling" from time to time in effect, as defined in subsection (a)(2) of Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended (Article 5069-1.04, Vernon's Civil Statutes) (the "Statute"), shall be applicable to the indebtedness evidenced hereby; provided, however, the Holder may, in accordance with and to the extent permitted by applicable law, from time to time revise the election of the quarterly ceiling as to current and future balances outstanding on the indebtedness evidenced hereby for purposes of determining the highest lawful rate, and may implement the "indicated rate ceiling" or the "monthly ceiling" from time to time in effect, as such terms are defined in subsections (a)(1) and (c) respectively, of the Statute, or any other legally available "ceiling" as the highest lawful rate under Texas law.

      (j) "Mortgaged Property" shall have the meaning assigned in the Deed of Trust.


      (k) "Other Security Documents" shall mean all and any of the documents other than this Note, the Deed of Trust, and the Environmental Indemnity Agreement (as described in the Deed of Trust), now or hereafter executed by Borrower and/or others, and by or in favor of Holder, which wholly or partially guarantee or secure this Note or are executed in connection with this Note.

      (l) "Principal Balance" shall mean the balance of the following sums outstanding from time to time: (i) the initial $30,000,000.00 advance hereunder plus (ii) any other sums advanced under the Deed of Trust and the Other Security Documents, less (iii) any principal reduction made in accordance with the terms of this Note.

  2. Interest Rate. From the date of this Note to and including the Maturity Date, the Principal Balance shall bear interest at the Applicable Interest Rate from time to time in effect. The Applicable Interest Rate shall be adjusted monthly, commencing on the first day of the calendar month immediately following the date hereof and on the first day of each succeeding month to and including the first day of the month in which the Maturity Date occurs; provided, however, that such Applicable Interest Rate shall be based on the LIBOR Rate in effect on the last day of the preceding calendar month. To the extent permitted by Texas law, interest shall be calculated by the method known as the "Banker's Rule" using the actual days the


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Principal Balance is outstanding hereunder divided by 360 days and multiplied by the Applicable Interest Rate; provided, however, that in the event such calculation is not permitted by Texas law, interest hereunder shall be calculated on the basis of a 365-day or a 366-day year, as t he case may be. Following the Maturity Date, interest shall accrue at the Default Rate.

  3. Payment of Principal and Interest. From the date hereof, the Principal Balance and interest thereon shall be due and shall be payable as follows:

      (a) interest at the Applicable Payment Rate shall be payable monthly, in arrears, commencing on February 1, 1995, and on the first day of each succeeding month to and including the first day of the month in which this
    Note is paid in full;

      (b) principal payments shall be payable monthly, in arrears, commencing February 1, 1995, and on the first day of each succeeding month to and including the first day of the month in which this Note is paid in full to the extent of the Surplus as described in Section 1(b) above;

      (c)  on the Maturity Date, a final installment shall be payable including:

           (i)   all unpaid amounts of the Principal Balance;

           (ii) interest accrued and unpaid thereon at the Applicable Interest Rate;


           (iii) the Exit Fee (as hereinafter defined), if any; and

           (iv) all other sums due under this Note, the Deed of Trust and the Other Security Documents.

  4. Application of Payments. Each payment received by Holder from Borrower with respect to this Note shall be applied: First: to the payment of any Exit Fee payable to Holder in accordance with Section 6 hereof to the extent then due and owing; Second: to the payment of any prepayment premiums payable to Holder; Third: to the payment of any late charges due and payable hereunder; Fourth: to the repayment of any amounts advanced by Holder in accordance with the Deed of Trust or Other Security Documents for insurance premiums, taxes, assessments or for preservation or protection of the collateral covered by those documents and to the payment of all costs and expenses incurred by Holder in connection with the collection of this Note (including, without limitation, all attorneys' fees payable hereunder);
Fifth: to the payment of accrued interest; and Sixth: to reduction of the Principal Balance, or in such order or proportion as Holder, in Holder's sole discretion, may determine. Payments shall be deemed made when good funds are received by Holder.

BORROWER UNDERSTANDS THAT THIS NOTE IS NOT SELF-AMORTIZING AND THAT A SUBSTANTIAL BALLOON PAYMENT WILL BE DUE ON THE MATURITY DATE.

  5. Prepayment. This Note may be prepaid in whole (in accordance with the terms of this Section 5) but not in part (except as a result of (i) the Surplus as described in Section 1(b) of this Note, (ii) a partial release as described in Section 9.26 of the Deed of Trust, or (iii) the receipt of any insurance or condemnation proceeds from or on behalf of Borrower) at any time upon not less than thirty (30) days written notice to Holder. Any such prepayment of the outstanding Principal Balance of this Note, whether voluntary or involuntary, shall be accompanied by interest accrued to the date of prepayment, the Exit Fee described below (if any), and a prepayment premium (except as a result of Holder's receipt of funds in accordance with clauses (i) and (iii) referenced in the preceding sentence) in an amount equal to


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the outstanding Principal Balance of this Note multiplied by:  3% during the first year of the term of this Note, 2% during the second year of the term of this Note, 1% during the third year of the term of this Note, and 0% for each year of the term of this Note thereafter. There shall be no prepayment premium or penalty for an involuntary prepayment if the making of such involuntary prepayment would result in the total interest contracted for, charged or received hereunder exceeding the Maximum Rate.

  6.  Exit Fee.  None.

  7. Maximum Rate of Interest. All agreements between the Borrower and the Holder, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid to the Holder for the use, forbearance, or detention of the money to be loaned under this Note or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Loan, exceed the Maximum Rate. If from any circumstances whatsoever fulfillment of any provision hereof or any of such other agreements shall cause the amount paid to exceed the Maximum Rate, then ipso facto, the amount paid to the Holder shall be reduced to the Maximum Rate, and if from any such circumstances the Holder shall ever receive interest or anything which might be deemed interest under applicable law which exceeds the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Holder for the use, forbearance or detention of the indebtedness of the Borrower to the Holder shall, to the extent permitted by applicable law,
(i) be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness does not exceed the Maximum Rate now or as hereafter amended, throughout the term thereof, (ii) be characterized as a fee, expense or other charge other than interest, and/or (iii) exclude any voluntary prepayments and the effects thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Holder and the Borrower.

  8. Security. Payment of this Note is secured by the Deed of Trust and the Other Security Documents. All of the agreements, conditions, covenants, provisions and stipulations contained in the Deed of Trust and the Other Security Documents which are to be kept and performed by Borrower are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

  9. Late Charges. Time is of the essence hereof and if any of the Principal Balance or interest on this Note or other sum due hereunder is not paid within ten (10) days of when due, Borrower shall, at Holder's sole option, pay to Holder a late charge payment of up to five percent (5%) of the amount of such installment as specified in a written demand for same. Such late charge shall not be applicable to the total payment due on the Maturity Date; provided, however, no applicable grace or cure period shall apply to such final payment. Such late charge shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid or to declare a default under this Note, the Deed of Trust or Other Security Documents. Any late charges which may accrue shall be due and payable not later than the date the next monthly installment is due under this Note. Borrower agrees that the late charge is intended to compensate Holder for damages Holder will suffer as a result of Borrower's late payment. Such damages include additional expenses in servicing the Loan, sending out notices, computing interest, segregating delinquent sums and accounting and data processing costs. Borrower agrees that such damages are difficult or impractical to ascertain, and the late charge is presumed to be the amount of damages sustained by



                                      28
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Holder for each late payment.  Notwithstanding anything herein to the contrary, the 10-day grace period is only applicable with respect to the assessment of the late charge, and should not be construed as a modification or waiver of the due date otherwise specified for any sums due Holder hereunder or under the Other Security Documents. Failure to pay said late charge following written demand shall constitute an Event of Default.

  10. Default. Upon the occurrence of any Event of Default, and at the option of Holder without any advance notice, the outstanding installment plus all amounts then unpaid under this Note, the Deed of Trust, and any Other
Security Documents shall each bear interest at the Default Rate for so long as the Event of Default shall remain uncured, payable monthly on the same day of each month that monthly payments of interest are due under Section 3. In addition, Holder, at its option and without further notice, demand or presentment for payment to Borrower or others, may declare immediately due and payable the unpaid Principal Balance and interest accrued thereon together with all other sums owed by Borrower under this Note, the Deed of Trust and the Other Security Documents (including, but not limited to attorneys' fees as provided in Section 12), anything in this Note, the Deed of Trust and the Other Security Documents to the contrary notwithstanding. Payment of such sums may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Holder in this Note, the Deed of Trust or the Other Security Documents.

  11. Remedies Cumulative. The remedies of Holder, as provided in this Note, the Deed of Trust and the Other Security Documents, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

  12. Attorneys' Fees. In the event that suit be brought hereon and Holder prevails in such litigation, or an attorney be employed or expenses be incurred to compel payment of this Note or any portion of the indebtedness evidenced hereby, or to defend the priority of the Deed of Trust or as otherwise provided in the Deed of Trust, Borrower promises to pay all such reasonable attorneys' fees, costs and expenses (including attorneys' fees incurred in collecting attorneys' fees) all as actually incurred by Holder as a result thereof and including, without limitation (a) reasonable attorneys' fees, costs and expenses incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapters 7 or 11 of the Bankruptcy Code or any successor thereto, and
(b) reasonable attorneys' fees, costs and expenses incurred as a result of Holder exercising its rights to cure any Event of Default by Borrower under this Note, the Deed of Trust or any Other Security Document, or as a result of the foreclosure of the Deed of Trust, deed in lieu thereof, or trustee's sale thereunder. Additionally, Borrower agrees to pay all reasonable attorneys' fees, costs and expenses attributable to any subsequent modification or restructure of this Note.


  13. WAIVER OF NOTICE BY BORROWER. BORROWER WAIVES DILIGENCE, PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF NONPAYMENT OR DISHONOR, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION, PROTEST AND NOTICE OF PROTEST OF THIS NOTE, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL OTHER NOTICES IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT, OR ENFORCEMENT OF THE PAYMENT OF THIS NOTE, EXCEPT SUCH NOTICES AS ARE PROVIDED IN THE DEED OF TRUST.


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  14.  No Waiver by Holder.  Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. The acceptance by Holder of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express consent of Holder, except as and to the extent otherwise provided by law. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

  15. GOVERNING LAW AND VENUE. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED AND CONSTRUED ACCORDING TO THE LAWS OF THE UNITED STATES OF AMERICA AND THE LAWS OF THE STATE OF TEXAS. VENUE FOR ANY ACTION TO COLLECT OR ENFORCE THE TERMS OF THIS NOTE OR THE LOAN DOCUMENTS (AS HEREIN DEFINED) OTHER THAN AN ACTION FOR FORECLOSURE PURSUANT TO THE ARIZONA DEED OF TRUST SHALL LIE IN THE DISTRICT COURT FOR DALLAS COUNTY, TEXAS.

  16. Construction of Certain Terms. Whenever used, the singular number shall include the plural, the plural shall include the singular, and the words "Holder" and "Borrower" shall be deemed to include their respective heirs, administrators, executors, successors and assigns.

  17. Notice. All notices which Holder or Borrower may be required or permitted to give hereunder shall be made in the same manner as set forth in
Section 9.3 of the Deed of Trust.

  18. Severability of Provisions. In the event any one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions hereof shall be in no way affected, prejudiced or disturbed thereby.

  19. Sale of Interest. Borrower acknowledges that Holder may, in its sole discretion, sell all or any part of its interest in the loan as evidenced by this Note. Any such sale may be at a discount or premium, subject to a brokerage fee or involve a servicing agreement.

  20. Headings. The section captions are inserted for convenience of reference only and shall in no way alter or modify the text of such sections.


  21. Further Agreements. In accordance with Section 26.02(a)(2) of the Texas Business and Commerce Code, as amended, Borrower hereby acknowledges, with respect to this Note and the Loan Documents (as defined in the Deed of Trust), that:

      1. THE RIGHTS AND OBLIGATIONS OF BORROWER AND HOLDER SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN DOCUMENTS AND ANY PRIOR ORAL AGREEMENTS BETWEEN HOLDER AND BORROWER ARE SUPERSEDED BY AND MERGED INTO THE LOAN DOCUMENTS.

      2. THE LOAN DOCUMENTS MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF SUCH LOAN DOCUMENTS.

      3. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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  22.  Limitation of Liability.  The capitalized terms in this section shall have the same meanings as provided therefor in the Deed of Trust, unless the context hereof otherwise requires. Without impairing Holder's rights, powers, privileges, liens or security interests in this Note or any other documents existing as security for the payment hereof, Holder agrees that, for enforcement of payment of this Note and for enforcement of obligations under the Deed of Trust or Other Security Documents, it will look solely to the Mortgaged Property as described in the Deed of Trust and such other collateral, as may now or hereafter be given to secure the payment of this Note, and no other property or assets of Borrower or its partners except as described by the Deed of Trust or the Other Security Documents, shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Holder, or for any payment required to be made under this Note or under the Deed of Trust or the Other Security Documents or for the performance of any of the covenants or warranties contained therein or herein; provided, however, Holder may pursue all of its rights and remedies against the property of Borrower or its general partner or any guarantors of this Note, described in the Deed of Trust or the Other Security Documents, including, without limitation, the Mortgaged Property, to the full extent of such rights and remedies at law or in equity including, without limitation, all such rights and remedies as set forth in the Deed of Trust, this Note and the Other Security Documents.

  The foregoing provisions of this section shall not affect in any way the validity or enforceability of any guaranty (whether of payment and/or performance) given to Holder in connection with the loan evidenced hereby or constitute a waiver by Holder of any rights to damages or other monetary relief or any other remedy at law or equity against Borrower or its general partner by reason of any one or more of the following: (1) any loss, liability, damage, cost or expense (including reasonable attorneys' fees ) incurred or to be incurred by Holder (a) from Borrower's failure to perform its obligation to properly account to Holder as mortgagee for any proceeds of insurance or awards of condemnation as required by the Deed of Trust, to properly apply same in accordance with the terms and provisions of the Loan Documents, or for the misapplication or misappropriation by Borrower of condemnation or insurance proceeds, rent or security deposits, working capital reserves, any other project reserves or project escrows, or any use by Borrower without the prior written consent of Holder of condemnation or insurance proceeds, rent or security deposits, working capital reserves, any other project reserves or project escrows after an Event of Default has occurred and is continuing (provided, however, that to the extent rents, working capital reserves, or any other project reserves or escrows are reinvested in the Mortgaged Property or applied to the payment of this Note, and/or to the extent that condemnation and insurance proceeds are applied in accordance with the Deed of Trust, Borrower will not be liable pursuant to the terms of the foregoing clause); or (b) because of Borrower's attempts to interfere with Holder's rights under the Assignment of Leases and Rents contained in the Deed of Trust (other than Borrower's pursuit of its rights available at law or equity); or (c) because Borrower fails to apply proceeds of rents (advance, prepaid or otherwise) and other income of the Mortgaged Property towards the costs of maintena nce and operation of the Mortgaged Property and to payment of taxes and assessments, lien claims, insurance premiums and debt service and other indebtedness; or (d) from Borrower's failure to pay for any loss, liability, damage, cost or expense (including attorneys' fees) incurred by Holder in connection with either (i) any violation, directive (threatened or otherwise), order, consent decree, settlement, judgment or verdict arising from the presence, deposit, storage, disposal, burial, dumping, injecting, spilling, leaking or other placement or release in, on, over, under or from the Mortgaged Property of asbestos or a "hazardous substance" as defined in 42 U.S.C. 9601, et seq. as amended from time to time, or any other toxic or hazardous waste or waste products, or any Hazardous Materials, or (ii) any other cost or expense related to the environmental condition of the Mortgaged Property which results in a diminution of value of the Mortgaged Property or is otherwise covered by the indemnity set forth in the Indemnity Agreement of even date herewith executed by Borrower in favor of Holder; or (e) from any fraud, material misrepresentation, material misstatement and/or omission, or breach of representations or warranties


                                      31
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(including, without limitation, those related to the environmental condition of the Mortgaged Property and those related to Borrower's title to the Mortgaged Property) of Borrower whether contained in the Loan Documents or other writing in connection with the Loan evidenced by this Note and the other Loan Documents; or (f) because of Borrower's failure or refusal to pay any Impositions; or (g) because of any waste (ordinary wear and tear excepted) committed by Borrower with respect to the Mortgaged Property; or (h) from Borrower's failure to purchase and maintain the insurance required by the terms of the Deed of Trust; and/or (2) any loss, liability, damage, cost or expense (including reasonable attorneys' fees) incurred or to be incurred by Holder if and to the extent Borrower has received rentals, security deposits, working capital reserves, any other project reserves, project escrows, other revenues, or other payments or proceeds in respect of the Mortgaged Property since the date of the last payment made to Holder under this Note prior to an Event of Default, which rentals, security deposits, other revenues, or other payments or proceeds have been misappropriated by Borrower, or so received at a time when there were due and unpaid any ordinary and reasonable operating expenses of the Mortgaged Property, ordinary and reasonable expenses for capital improvements to the Mortgaged Property, debt service on this Note, real estate taxes and assessments and insurance premiums in respect of the Mortgaged Property, and not applied by Borrower to payment of such items. The foregoing limitations on personal liability shall in no way impair or constitute a waiver of the validity of this Note, the indebtedness secured by the Mortgaged Property or the liens on, security title to, or security interests in the Mortgaged Property or the right of Holder, as beneficiary or secured party, to foreclose and/or enforce its rights with respect to the Mortgaged Property after an Event of Default.

  Nothing herein shall be deemed to be a waiver of any right which Holder may have under the United States Bankruptcy Code to file a claim for the full amount of the debt owing to Holder by Borrower or to require that all Mortgaged Property shall continue to secure all of the indebtedness owing to Holder in accordance with the Loan Documents. Holder may seek a judgment on this Note (and, if necessary, name Borrower in such suit) as part of judicial proceedings to foreclose under the Deed of Trust or to fore close pursuant to any other instrument securing the indebtedness evidenced by this Note, or as a prerequisite to any such foreclosure or to confirm any foreclosure or sale pursuant to power of sale thereunder, and in the event any suit is brought on this Note, or with respect to any indebtedness evidenced by this Note or secured by the Deed of Trust or any judgment rendered in such judicial proceedings, such judgment shall constitute a lien on and will be and can be enforced on and against the Mortgaged Property conveyed by the Deed of Trust or any such Other Security Documents and the rents, profits, issues, products and proceeds thereof. Nothing herein stated shall impair the right of the Holder to accelerate the maturity of this Note (or to avail itself of any of its other rights and remedies) upon the occurrence of an Event of Default or under any other instrument securing or evidencing the indebtedness represented by this Note, nor shall anything herein stated impair or be construed to impair the right of Holder to seek personal judgments and all rights and remedies to enforce same allowed by law, jointly and severally against any guarantors to the extent allowed by any applicable guarantees. The provisions set forth in this Section 22 are not intended as any release or discharge of the Indebtedness, or any monies due under this Note or under any Other Security Documents, but are intended as a limitation on Holder's right to sue for deficiency or personal judgment except as provided in this section.

  23. WAIVER OF JURY TRIAL. BORROWER AND HOLDER MUTUALLY, EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY FOR ANY PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, OR ANY OTHER SECURITY DOCUMENT CONNECTED WITH THIS TRANSACTION, IN THE INTEREST OF AVOIDING DELAYS AND EXPENSES ASSOCIATED WITH JURY TRIALS.

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
  IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note the day and year first above written.


                                      BORROWER:

                                      CENTURY STONEY GREENS, L.P.,
                                      a California limited partnership

                                      By:  Century Stoney Greens, Inc.,
                                           a California corporation, sole
                                           general partner


                                           By:
                                                ----------------------


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